NEUBERGER BERMAN REALTY INCOME FUND INC.

                            ADMINISTRATION AGREEMENT

          This Agreement is made as of November 3, 2003, between Neuberger Berman Realty Income Fund Inc., a Maryland corporation ("Fund"), and Neuberger Berman Management Inc., a New York corporation ("Administrator").

          WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as a closed-end, non-diversified management investment company;

          WHEREAS, the Fund desires to retain the Administrator to furnish administrative services, including stockholder accounting, recordkeeping, and other services to stockholders and the Administrator is willing to furnish such services,

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

     1.   Services of the Administrator.
          -----------------------------

          1.1 ADMINISTRATIVE SERVICES. The Administrator shall supervise the business and affairs of the Fund and shall provide such services required for effective administration of the Fund as are not provided by employees or other agents engaged by the Fund; provided, that the Administrator shall not have any obligation to provide under this Agreement any services related to the distribution of the Fund's shares, or any other services that are the subject of a separate agreement or arrangement between the Fund and the Administrator. The Administrator can use any of the officers and employees of Neuberger Berman, LLC to provide any of the services or reports required under this agreement. Subject to the foregoing, in providing administrative services hereunder, the Administrator shall:

               1.1.1 OFFICE SPACE, EQUIPMENT AND FACILITIES. Furnish without cost to the Fund, or pay the cost of, such office space, office equipment and office facilities as are adequate for the needs of the Fund;

               1.1.2 PERSONNEL. Provide, without remuneration from or other cost to the Fund, the services of individuals competent to perform all of the executive, administrative and clerical functions of the Fund that are not performed by employees or other agents engaged by the Fund or by the Administrator acting in some other capacity pursuant to a separate agreement or arrangement with the Fund;

               1.1.3 AGENTS. Assist the Fund in selecting and coordinating the activities of the other agents engaged by the Fund, including the Fund's stockholder servicing agent, dividend disbursing agent, custodian, independent auditors and legal counsel;

               1.1.4     DIRECTORS  AND  OFFICERS.   Authorize  and  permit  the
Administrator's directors, officers or employees who may be elected or appointed as officers of the Fund or directors of the Fund ("Directors") to serve in such capacities, without remuneration from or other cost to the Fund;
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               1.1.5     BOOKS  AND   RECORDS.   Assure   that  all   financial,
accounting and other records required to be maintained and preserved by the Fund are maintained and preserved by it or on its behalf in accordance with applicable laws and regulations; and

               1.1.6 REPORTS AND FILINGS. Assist in the preparation of (but not pay for) all periodic reports by the Fund to stockholders of the Fund and all reports and filings required to maintain the registration, qualification and listing on a national securities exchange of the Fund and the shares of the Fund, or to meet other regulatory or tax requirements applicable to the Fund or the shares of the Fund, under federal and state securities and tax laws.

          1.2 STOCKHOLDER AND RELATED SERVICES. The Administrator shall provide such of the following services as are required by the Fund or its stockholders:

               1.2.1     Direct stockholder services, consisting of:

                         (a)  Responding to telephonic  and in-person  inquiries
from existing stockholders or their representatives requesting information regarding matters such as stockholder account or transaction status, net asset value ("NAV") of Fund shares, and Fund performance, Fund services, plans and options, Fund investment policies, Fund portfolio holdings, and Fund distributions and classification thereof for tax purposes;

                         (b)  Dealing   with    stockholder    complaints    and
correspondence directed to or brought to the attention of the Administrator; and

                         (c)  Generating or developing and distributing  special
data, notices, reports, programs and literature required by large stockholders, by stockholders with specialized informational needs, or by stockholders generally in light of developments, such as changes in tax laws.

               1.2.2     Soliciting and gathering stockholder proxies.

               1.2.3 Such other stockholder and stockholder-related services, whether similar to or different from those described in Subparagraphs
1.2.1 and 1.2.2 of this Paragraph 1.2, as the parties may from time to time agree in writing.

          1.3 BLUE SKY SERVICES. The Administrator shall maintain under this Agreement the registration or qualification of the Fund and its shares under state Blue Sky or securities laws and regulations, as necessary; provided that such Fund shall pay all related filing fees and registration or qualification fees.

          1.4 OTHER SERVICES. The Administrator shall provide such other services required by the Fund as the parties may from time to time agree in writing are appropriate to be provided under this Agreement.

     2.    Expenses of the Fund.
           ---------------------

          2.1 EXPENSES TO BE PAID BY THE ADMINISTRATOR. The Administrator shall pay all salaries, expenses and fees of the officers, Directors, or employees of the Fund who are officers, directors or employees of the Administrator. If the

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Administrator  pays or assumes any  expenses of the Fund not required to be paid or assumed by the Administrator under this Agreement, the Administrator shall not be obligated hereby to pay or assume the same or any similar expense in the future; provided, that nothing herein contained shall be deemed to relieve the Administrator of any obligation to the Fund under any separate agreement or arrangement between the parties.

          2.2 EXPENSES TO BE PAID BY THE FUND. The Fund shall bear all expenses of its operation, except those specifically allocated to the Administrator under this Agreement or under any separate agreement between the Fund and the Administrator. Subject to any separate agreement or arrangement between the Fund and the Administrator, the expenses hereby allocated to the Fund, and not to the Administrator, include, but are not limited to:

               2.2.1 CUSTODY. All charges of depositories, custodians, and other agents for the transfer, receipt, safekeeping, and servicing of its cash, securities, and other property;

               2.2.2 STOCKHOLDER SERVICING. All expenses of maintaining and servicing stockholder accounts, including but not limited to the charges of any stockholder servicing agent, dividend disbursing agent, dividend reinvestment plan agent or other agent (other than the Administrator hereunder) engaged by the Fund to service stockholder accounts;

               2.2.3     STOCKHOLDER REPORTS. All expenses of preparing, setting
in  type,  printing  and  distributing   reports  and  other  communications  to
stockholders of the Fund;

               2.2.4 PROSPECTUSES. All expenses of preparing, setting in type, printing and mailing annual or more frequent revisions of the Fund's Prospectus and SAI and any supplements thereto and of supplying them to stockholders of the Fund and Account holders;

               2.2.5     PRICING  AND  PORTFOLIO  VALUATION.   All  expenses  of
computing the Fund's NAV per share, including any equipment or services obtained for the purpose of pricing shares or valuing the Fund's investment portfolio;

               2.2.6 COMMUNICATIONS. All charges for equipment or services used for communications between the Administrator or the Fund and any custodian, stockholder servicing agent, portfolio accounting services agent, or other agent engaged by the Fund;

               2.2.7 LEGAL AND ACCOUNTING FEES. All charges for services and expenses of the Fund's legal counsel and independent auditors;

               2.2.8 DIRECTORS' FEES AND EXPENSES. All compensation of Directors other than those affiliated with the Administrator, all expenses incurred in connection with such unaffiliated Directors' services as Directors, and all other expenses of meetings of the Directors or committees thereof;

               2.2.9     STOCKHOLDER   MEETINGS.   All  expenses  incidental  to
holding meetings of stockholders, including the printing of notices and proxy materials, and proxy solicitation therefor;

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               2.2.10    FEDERAL  REGISTRATION  FEES.  All fees and  expenses of
registering and maintaining the registration of the Fund under the 1940 Act and the registration of the Fund's shares under the Securities Act of 1933 (the "1933 Act"), including all fees and expenses incurred in connection with the
preparation,   setting  in  type,  printing,  and  filing  of  any  Registration
Statement, Prospectus and SAI under the 1933 Act or the 1940 Act, and any amendments or supplements that may be made from time to time;

               2.2.11 STATE REGISTRATION FEES. All fees and expenses of qualifying and maintaining the qualification of the Fund and of the Fund's shares for sale under securities laws of various states or jurisdictions, and of registration and qualification of the Fund under all other laws applicable to the Fund or its business activities (including registering the Fund as a broker-dealer, or any officer of the Fund or any person as agent or salesman of the Fund in any state);

               2.2.12 SHARE CERTIFICATES. All expenses of preparing and transmitting the Fund's share certificates, if any;

               2.2.13 CONFIRMATIONS. All expenses incurred in connection with the issue and transfer of the Fund's shares, including the expenses of confirming all share transactions;

               2.2.14 BONDING AND INSURANCE. All expenses of bond, liability, and other insurance coverage required by law or regulation or deemed advisable by the Directors, including, without limitation, such bond, liability and other insurance expense that may from time to time be allocated to the Fund in a manner approved by the Directors;

               2.2.15 BROKERAGE COMMISSIONS. All brokers' commissions and other charges incident to the purchase, sale or lending of the Fund's portfolio securities;

               2.2.16 TAXES. All taxes or governmental fees payable by or with respect to the Fund to federal, state or other governmental agencies, domestic or foreign, including stamp or other transfer taxes;

               2.2.17 TRADE ASSOCIATION FEES. All fees, dues and other expenses incurred in connection with the Fund's membership in any trade association or other investment organization;

               2.2.18 NONRECURRING AND EXTRAORDINARY EXPENSES. Such nonrecurring and extraordinary expenses as may arise, including the costs of actions, suits, or proceedings to which the Fund is a party and the expenses the Fund may incur as a result of its legal obligation to provide indemnification to the Fund's officers, Directors and agents;

               2.2.19 ORGANIZATIONAL EXPENSES AND OFFERING EXPENSES FOR COMMON STOCK. Any and all organizational expenses and any and all offering expenses for shares of the Fund's common stock paid or assessed by the Administrator, which the Fund shall reimburse to the Administrator if and at such time or times agreed by the Fund and the Administrator; and

               2.2.20 INVESTMENT ADVISORY SERVICES. Any fees and expenses for investment advisory services that may be incurred or contracted for by the Fund.

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               2.2.21    EXPENSES OF LISTING ON A NATIONAL SECURITIES  EXCHANGE.
Any and all expenses of listing and maintaining the listing of shares of the Fund's common stock on any national securities exchange.

               2.2.22 OFFERING EXPENSES FOR ANY PREFERRED STOCK. Any and all offering expenses (including rating agency fees) for any preferred stock of the Fund paid or assessed by the Administrator shall be reimbursed by the Fund if and at such time or times agreed by the Fund and the Administrator.

               2.2.23    DIVIDEND   REINVESTMENT  PLAN.  Any  and  all  expenses
incident to any dividend reinvestment plan.

               2.2.24 INTEREST. Such interest as may accrue on borrowings of the Fund.

     3.   Administration Fee.
          ------------------

          3.1 FEE. As compensation for all services rendered, facilities provided and expenses paid or assumed by the Administrator to or for the Fund under this Agreement, the Fund shall pay the Administrator an annual fee as set out in Schedule A to this Agreement.

          3.2 COMPUTATION AND PAYMENT OF FEE. The administration fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accruals for the Fund shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual administration fee rate (as set forth in Schedule A hereto), and multiplying this product by the total assets minus liabilities other than the aggregate indebtedness entered into for purposes of leverage ("Managed Assets") of the Fund, determined in the manner set forth in the Fund's Prospectus, as of the close of business on the last preceding business day on which the Fund's NAV was determined.

     4. OWNERSHIP OF RECORDS. All records required to be maintained and preserved by the Fund pursuant to the provisions or rules or regulations of the Securities and Exchange Commission ("SEC") under Section 31(a) of the 1940 Act and maintained and preserved by the Administrator on behalf of the Fund are the property of the Fund and shall be surrendered by the Administrator promptly on request by the Fund; provided, that the Administrator may at its own expense make and retain copies of any such records.

     5. REPORTS TO ADMINISTRATOR. The Fund shall furnish or otherwise make available to the Administrator such copies of the Fund's Prospectus, SAI, financial statements, proxy statements, reports, and other information relating to its business and affairs as the Administrator may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

     6. REPORTS TO THE FUND. The Administrator shall prepare and furnish to the Fund such reports, statistical data and other information in such form and at such intervals as the Fund may reasonably request.

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     7.   OWNERSHIP OF SOFTWARE AND RELATED  MATERIALS.  All computer  programs, written procedures and similar items developed or acquired and used by the Administrator in performing its obligations under this Agreement shall be the property of the Administrator, and the Fund will not acquire any ownership interest therein or property rights with respect thereto.

     8. CONFIDENTIALITY. The Administrator agrees, on its own behalf and on behalf of its employees, agents and contractors, to keep confidential any and all records maintained and other information obtained hereunder which relates to the Fund or to any of the Fund's former, current or prospective stockholders, except that the Administrator may deliver records or divulge information (a) when requested to do so by duly constituted authorities after prior notification to and approval in writing by the Fund (which approval will not be unreasonably withheld and may not be withheld by the Fund where the Administrator advises the Fund that it may be exposed to civil or criminal contempt proceedings or other penalties for failure to comply with such request) or (b) whenever requested in writing to do so by the Fund.

     9. THE ADMINISTRATOR'S ACTIONS IN RELIANCE ON FUND'S INSTRUCTIONS, LEGAL OPINIONS, ETC.; FUND'S COMPLIANCE WITH LAWS.

          9.1 The Administrator may at any time apply to an officer of the Fund for instructions, and may consult with legal counsel for the Fund or with the Administrator's own legal counsel, in respect of any matter arising in connection with this Agreement; and the Administrator shall not be liable for any action taken or omitted to be taken in good faith and with due care in accordance with such instructions or with the advice or opinion of such legal counsel. The Administrator shall be protected in acting upon any such instructions, advice or opinion and upon any other paper or document delivered by the Fund or such legal counsel which the Administrator believes to be genuine and to have been signed by the proper person or persons, and the Administrator shall not be held to have notice of any change of status or authority of any officer or representative of the Fund, until receipt of written notice thereof from the Fund.

          9.2 Except as otherwise provided in this Agreement or in any separate agreement between the parties and except for the accuracy of information furnished to the Fund by the Administrator, the Fund assumes full responsibility for the preparation, contents, filing and distribution of its Prospectus and SAI, and full responsibility for other documents or actions required for compliance with all applicable requirements of the 1940 Act, the Securities Exchange Act of 1934, the 1933 Act, and any other applicable laws, rules and regulations of governmental authorities having jurisdiction over the Fund.

     10. SERVICES TO OTHER CLIENTS. Nothing herein contained shall limit the freedom of the Administrator or any affiliated person of the Administrator to render administrative or stockholder services to other investment companies, to act as administrator to other persons, firms, or corporations, or to engage in other business activities.

          11.1 LIABILITY OF THE ADMINISTRATOR. Neither the Administrator nor any director, officer or employee of the Administrator performing services for the Fund at the direction or request of the Administrator in connection with the Administrator's discharge of its obligations hereunder shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in


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

connection with any matter to which this Agreement relates; provided, that nothing herein contained shall be construed (i) to protect the Administrator against any liability to the Fund or its Stockholders to which the Administrator would otherwise be subject by reason of the Administrator's misfeasance, bad faith, or gross negligence in the performance of the Administrator's duties, or by reason of the Administrator's reckless disregard of its obligations and duties under this Agreement ("disabling conduct"), or (ii) to protect any director, officer or employee of the Administrator who is or was a Director or officer of the Fund against any liability to the Fund or its Stockholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Fund.

          11.2 INDEMNIFICATION BY THE FUND. The Fund will indemnify the Administrator against, and hold it harmless from, any and all expenses (including reasonable counsel fees and expenses) incurred investigating or defending against claims for losses or liabilities described in Section 11.1 not resulting from negligence, disregard of its obligations and duties under this Agreement or disabling conduct by the Administrator. Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Administrator was not liable by reason of negligence, disregard of its obligations and duties under this Agreement or disabling conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the
Administrator was not liable by reason of negligence, disregard of its obligations and duties under this Agreement or disabling conduct by (a) the vote of a majority of a quorum of directors of the Fund who are neither "interested persons" of the Fund nor parties to the proceeding ("disinterested non-party directors") or (b) an independent legal counsel in a written opinion. The Administrator shall be entitled to advances from the Fund for payment of the reasonable expenses incurred by it in connection with the matter as to which it is seeking indemnification hereunder in the manner and to the fullest extent permissible under the Maryland General Corporation Law. The Administrator shall provide to the Fund a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Fund has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the Administrator shall provide security in form and amount acceptable to the Fund for its undertaking; (b) the Fund is insured against losses arising by reason of the advance; or (c) a majority of a quorum of the full Board of Directors of the Fund, the members of which majority are disinterested non-party directors, or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Fund at the time the advance is proposed to be made, that there is reason to believe that the Administrator will ultimately be found to be entitled to indemnification hereunder.

     12. INDEMNIFICATION BY THE ADMINISTRATOR. The Administrator shall indemnify the Fund and hold it harmless from and against any and all losses, damages and expenses, including reasonable attorneys' fees and expenses, incurred by the Fund which result from: (i) the Administrator's failure to comply with the terms of this Agreement; or (ii) the Administrator's lack of good faith in performing its obligations hereunder; or (iii) the Administrator's negligence or misconduct or that of its employees, agents or contractors in connection herewith. The Fund shall not be entitled to such indemnification in respect of actions or omissions constituting negligence or misconduct on the part of the Fund or its employees, agents or contractors other than the

Administrator unless such negligence or misconduct results from or is accompanied by negligence or misconduct on the part of the Administrator, any affiliated person of the Administrator, or any affiliated person of an affiliated person of the Administrator. Before confessing any claim against it which may be subject to indemnification hereunder, the Fund shall give the Administrator reasonable opportunity to defend against such claim in its own name or in the name of the Fund.

     13. EFFECT OF AGREEMENT. Nothing herein contained shall be deemed to require the Fund to take any action contrary to the Articles of Incorporation or By-laws of the Fund or any applicable law, regulation or order to which it is subject or by which it is bound, or to relieve or deprive the Directors of their responsibility for and control of the conduct of the business and affairs of the Fund.

     14. TERM OF AGREEMENT. The term of this Agreement shall begin on the date first written above and, unless sooner terminated as hereinafter provided, this Agreement shall remain in effect through October 31, 2005. Thereafter, this Agreement shall continue in effect from year to year, subject to the termination provisions and all other terms and conditions hereof; provided, such continuance is approved at least annually by vote or written consent of the Directors, including a majority of the Directors who are not interested persons of either party hereto ("Disinterested Directors"); and provided further, that the Administrator shall not have notified the Fund in writing at least sixty days prior to the first expiration date hereof or at least sixty days prior to any expiration date in any year thereafter that it does not desire such continuation. The Administrator shall furnish the Fund, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment thereof.

     15. AMENDMENT OR ASSIGNMENT OF AGREEMENT. Any amendment to this Agreement shall be in writing signed by the parties hereto; provided, that no such amendment shall be effective unless authorized on behalf of any Fund (i) by resolution of the Directors, including the vote or written consent of a majority of the Disinterested Directors, or (ii) by vote of a majority of the outstanding voting securities of the Fund. This Agreement shall terminate automatically and immediately in the event of its assignment; provided, that with the consent of the Fund, the Administrator may subcontract to another person any of its responsibilities with respect to the Fund.

     16. TERMINATION OF AGREEMENT. This Agreement may be terminated at any time by either party hereto, without the payment of any penalty, upon at least sixty days' prior written notice to the other party; provided, that in the case of termination by the Fund, such action shall have been authorized (i) by resolution of the Directors, including the vote or written consent of the Disinterested Directors, or (ii) by vote of a majority of the outstanding voting securities of the Fund.

     17. NAME OF THE FUND. The Fund hereby agrees that if the Administrator shall at any time for any reason cease to serve as administrator to the Fund, the Fund shall, if and when requested by the Administrator, eliminate from the Fund's name the name "Neuberger Berman" and thereafter refrain from using the name "Neuberger Berman" or the initials "NB" in connection with its business or activities, and the foregoing agreement of the Fund shall survive any termination of this Agreement and any extension or renewal thereof.

     18. INTERPRETATION AND DEFINITION OF TERMS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment" and "affiliated person," as used in this Agreement shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, when the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     19. CHOICE OF LAW. This Agreement is made and to be principally performed in the State of New York, and except insofar as the 1940 Act or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

     20. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     21.  EXECUTION   IN   COUNTERPARTS.   This   Agreement   may  be   executed
simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.


                              NEUBERGER BERMAN REALTY INCOME FUND
                              INC.

                              By:    /s/ Peter E. Sundman
                                     --------------------------
                                         Peter E. Sundman

                              Title: Chairman and CEO
                                     --------------------------

                              NEUBERGER BERMAN MANAGEMENT INC.

                              By:    /s/ Robert Conti
                                     --------------------------
                                         Robert Conti

                              Title: Senior Vice President
                                     --------------------------

                    NEUBERGER BERMAN REALTY INCOME FUND INC.

                            ADMINISTRATION AGREEMENT

                                   SCHEDULE A



          Compensation pursuant to Paragraph 3 of the Neuberger Berman Realty Income Fund Inc. Administration Agreement shall be:

     (1) For the services provided to the Fund and its stockholders (including amounts paid to third parties), 0.25% per annum of the average daily total assets minus liabilities other than the aggregate indebtedness entered into for purposes of leverage ("Managed Assets") of the Fund; plus

     (2) Certain out-of-pocket expenses for technology used for stockholder servicing and stockholder communication, subject to the prior approval of an annual budget by the Fund's Board of Directors, including a majority of those Directors who are not interested persons of the Fund or of Neuberger Berman Management Inc., and periodic reports to the Board of Directors on actual expenses.







DATED: November 3, 2003